Exhibit 99.1

Our Commitment to Strengthen and Grow

Good morning everyone and thank you for attending this year’s CHS Annual Meeting.

I’ve enjoyed our conversations these past two days. I’ve especially appreciated your willingness to be open and candid, and I hope you have appreciated ours. Every perspective shared and question asked has meant a great deal to me. And, on a personal level, it has been wonderful to see so many people I’ve gotten to know over my 33 years with CHS.

We all know that life dishes out both days of prosperity and days of challenge. That’s true personally and it’s true in business. There are days when the wind is at our backs, when markets are good and businesses are strong. And there are days when it feels like you’re walking straight into a strong head wind.

I know you feel it on the farm, the same way I feel it at my desk. This was one of those years when one could say CHS experienced not only a head wind, but even a cross wind or two.

Yes, we’ve had our share of challenges in fiscal 2017, including the large producer loan loss, the Brazil company’s bankruptcy, business impairments and a really tough economic climate in both agriculture and energy.

Despite all this, as Tim shared with you, our businesses are showing solid operating performance and our financial foundation remains strong.

Putting that solid operating performance aside, I want to assure you that we have learned from the experiences of this past fiscal year. We will make certain we do not repeat them.

“Strengthen and Grow” is not just a theme for this annual meeting.

“Strengthen and Grow” defines how CHS will move forward. These are two words you’ll continue to hear from me in the months to come and beyond.

We will always Strengthen and Grow. This is our path forward whether the breeze of opportunity is at our backs or we’re battling a tough headwind.

Even with the challenges of fiscal 2017, one thing has remained constant. It’s what we stand for. Our values.

CHS was built on nearly nine decades of managing our business with the highest integrity. Of building lasting and mutually rewarding relationships.  Of partnering for our collective success. Of investing in people.  And of respecting the communities in which we do business.

These values guide every decision we make on your behalf. Thanks to the dedication and hard work of those owners and employees who came before us, CHS is a cooperative that’s been built for the long haul.

It’s said it takes time to turn a big ship. Well, it’s been exactly 200 days since I took this job. Our team has established three key priorities that are moving CHS forward in fiscal 2018.

One: We will strengthen relationships.

Two: We will sharpen operational excellence.

And, three: We will restore financial flexibility.

I am confident these priorities will enable CHS to strengthen and grow.

A key element of business success is focus. Try to do too much and you risk failing to excel at anything. Our commitment to these three initiatives ensures we have the critical focus and strategic direction CHS needs.

So, let’s dive a bit deeper into each of these priorities to understand how we move from strengthening CHS to growing with you. Let me repeat that: Grow with you.

Let’s start with our relationships. While business relationships are always important, it’s hard to imagine another sector where they matter as much as within the cooperative system.

We stand ready to work alongside you to strengthen and grow your farm, your local cooperative and the cooperative system. I truly believe that when you win, we all win.

We’re committed to providing the knowledgeable experts and high quality, innovative products and services that you’ve come to know and expect from CHS. And, perhaps even more important, you can expect us to listen. We won’t always agree – but that’s okay. A healthy debate is good and results in better decisions, a stronger CHS and a stronger cooperative system.

Tim outlined work underway to analyze CHS assets as part of our focus on sharpening operational excellence. This ongoing strategic review helps us understand what’s working well and creating returns above the cost of capital and, frankly, what’s not. The results will undoubtedly mean some difficult decisions. The same kind of tough decisions that many of you as cooperative leaders have faced.

We’re asking ourselves: What is strategic? What do we strengthen? And, what do we step back from?

I do want to assure you that we remain laser focused on our core businesses – grain, agronomy, energy and food processing – for our owners. We’ll grow in our core geographies – the towns and communities in which you live and work. This commitment may feel familiar. That’s good. It’s how we’ve grown together before. The future is not about making a hard right-hand turn. It’s about getting better at what we do and strengthening our relationships.

We strive to make smart, strategic choices about partnerships for the benefit of our owners. Make no mistake, though - there are times when we need to say “no” or “not now.” Some opportunities, while they may be excellent ones, may not be the right fit today.

For example, we’ve been looking at investing deeper into the crop protection products space or, as it’s known, CPP. Today, CHS owns 25 percent of the Minnesota CPP firm West Central. Many of you asked about the future of this venture at the Town Halls this past summer.

We had an option to purchase the remaining 75 percent of West Central and have decided against exercising that option. Instead, we’ll continue to strengthen and grow our agronomy platform by leveraging our assets and earning more of your business.

This decision reflects our commitment to sharpen operational excellence in agronomy and strengthen our balance sheet.

Now let’s talk a bit more about Growth.

CHS has a global presence intended to efficiently and profitably connect your crops with global grain buyers. We’re working to improve our performance in these areas. For example, to create stronger alignment and integrate our supply chain functions across all regions, we recently consolidated the global grain marketing business into a single platform. I want to assure you this retooling doesn’t mean we’re stepping back. It means we’re looking at every opportunity to be more effective, to create better efficiencies and to increase our operational excellence.

Most of all we’ve made a strategic shift to view what we do internationally through the lens of the farmers who own us. We must always ask ourselves,

“does it add value for you?” This will mean as much for the things we won’t do as it does for the things we will pursue.

We’ll also make sure we’re positioned to help you grow when opportunities arise.

We’ve all heard the statistics. The world’s population is growing rapidly, faster than many experts predicted. A recent report estimates we could reach nearly 10 billion people by 2050. That’s more than three billion more mouths to feed.

To put that into perspective. The U.S. farmer of 1957 fed 25 people. Today’s farmer feeds 155. How many will the farmer of 2050 be called on to feed? In my mind, there’s no question that farmers and cooperatives will be a vital link in bringing quality food to increasing numbers of people around the globe.

Being a farmer is noble work, as is being an employee of a local cooperative and a CHS employee who supports those producers. I’m convinced there is no other organization better positioned than CHS to connect U.S. farmers to global consumers, and to truly make a difference while helping you grow.

As we look ahead, I believe that growth will come in a variety of ways. From earning more of your business. From leveraging our size and scale where we operate and improving our international performance.

It means, as I just referenced regarding population growth, always looking around the corner to anticipate change ahead. To consider the implications of a world that may look at energy products differently. That may make buying and delivery decisions differently. And, where food is concerned, recognizing the increasing demands for more and better food from consumers who want variety in their diet.

Challenges? Sure. Changes to how we do things? Perhaps. But our history shows the people of CHS and the cooperative system will say “give me the ball.” Let others say, “it’s too hard” or “we don’t know what it all means.” I want people who say, “Sign me up.”

That’s the future we want to work with you to create. When times are difficult and challenges are great, there’s no other place I want to be because underlying everything we do is a noble mission of helping to feed people around the world.

Our final priority is restoring financial flexibility. Tim gave a thorough overview of how we’re working to strengthen the balance sheet. But, I’d like to add one thing.

Yes, it’s been a challenging year. But I’m proud of how this company has responded and how we are already moving forward. Whether it’s identifying and correcting gaps, streamlining processes or deciding which assets to keep or divest, we’re committed to doing what’s necessary. We know that matters to you – today and tomorrow.

I started with this system in 1984. I know some in this room will remember the challenging conditions of that era. I’ve been through cycles like this a few times over the last three decades and so have my colleagues sitting right over here. Maintaining a strong balance sheet and focusing on excellent execution of our businesses are precisely what is needed to get through times like these.

At the Town Hall meetings, many of you told us how critical cooperatives are to your businesses and to your communities. Local cooperatives were the right tool for our founders and they’re the right tool to help you grow today.

We’ve built this system side-by-side with trusted partners. We will continue to seek new opportunities to work with others who can help us add value for our owners.

Over our history and my time with CHS, we’ve worked with many valued partners to do better together what we couldn’t do alone. Several are here with us today. Please join me in welcoming CEOs Keith Spackler of Ag Processing Inc., Tom Halverson of CoBank, Jim Spradlin of Growmark, Chris Policinski of Land O’Lakes and Mark Fenner of MFA Oil. These people operate excellent companies, a great thing for agriculture and the cooperative system. Let’s thank them, their boards and their employee teams for their continued commitment to agriculture and cooperatives.

How will we know if we are successfully building stronger relationships? You will tell us. That’s the strength of the cooperative system.

You told us at our 10 CHS Town Halls this summer.

You will tell us in the volume of business you do with CHS. And we will ask for more of your business - not because we deserve it or expect it - but because we want to earn it, every day. So, if you were waiting to be asked for more of your business, consider yourself asked. Right here. Right now. We will work hard to deserve it.

You will tell us how we are doing by the way you interact with CHS and our staff.

You will also tell us through your comments how we can better work together to create a thriving cooperative system today and tomorrow.

You will tell us through your commitment to leading and serving on local cooperative boards, and as you pass your knowledge and experience to the women and men who will become the next generation of cooperative leaders.

You will tell us through your farm business’ long-term commitment to the cooperative system because it returns value to you.

And when you tell us, we will listen. As I said, we won’t always be able to do everything you ask, but we will always value what you tell us. We will be candid with you, sharing the good and bad news as we have it. And I have to admit, I’m really looking forward to some of the “good news” part.

We are moving forward with intention, with conviction, with a bit more humility, and with commitment to excellence. With your success in our sights.

Thank you.